     As Filed with the Securities and Exchange Commission on June 15, 1995

                                                            Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                            ----------------------

                              WEST COAST BANCORP
              (Exact name of issuer as specified on its charter)


             OREGON                                               93-0810577
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)


                      5335 S.W. MEADOWS ROAD, SUITE 201
                          LAKE OSWEGO, OREGON  97035
                   (Address of principal executive offices)


                WEST COAST BANCORP DIRECTOR STOCK OPTION PLAN
                WEST COAST BANCORP INCENTIVE STOCK OPTION PLAN
              WEST COAST BANCORP NONQUALIFIED STOCK OPTION PLAN
                          (Full title of the plans)


                 Please send copies of all communications to:


CORA A. HALLAUER                                      STEPHEN M. KLEIN, ESQ.
Senior Vice President and Secretary
West Coast Bancorp
c/o Commercial Bank                                   Graham & Dunn
301 Church Street                                     1420 Fifth Avenue
P.O. Box 428                                          33rd Floor
Salem, Oregon  97308                                  Seattle, Washington  98101

(503) 399-2909                                        (206) 624-8300

             (Name, address including zip code, telephone number
                  including area code, of agent for service)

                        Calculation of Registration Fee

=============================================================================================================
                                                      Proposed               Proposed
Title of                                              Maximum                Maximum
Securities                   Amount                   Offering               Aggregate           Amount of
to be                        to be                    Price                  Offering            Registration
Registered                   Registered               Per Share(1)           Price(1)            Fee
=============================================================================================================
Common Stock,
 No par value                331,619 shares(2)        $14.375                $4,767,023.10       $1,643.80
=============================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $14.375, based upon the average of the high ($14.75) and low ($14.00) trading prices of the common stock, no par value per share (the "Common Stock"), of West Coast Bancorp (the "Registrant"), as reported on the Nasdaq National Market on June 13, 1995.

(2) Of this number, 200,000 shares are being registered for issuance under the Director Stock Option Plan, 89,539 shares are options outstanding pursuant to the Incentive Stock Option Plan and are being registered for issuance thereunder, and 42,080 shares are options outstanding pursuant to the Nonqualified Stock Option Plan and are being registered for issuance thereunder (all three stock option plans being referred to collectively, hereinafter, as the "Plans"); together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in the Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

         (c) The description of the Common Stock contained in the Registrant's Prospectus/Proxy Statement dated January 27, 1995 (the "Prospectus"), included in the Registrant's Registration Statement on Form S-4 (Registration No. 33-88656), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Restated Articles of Incorporation (the "Articles") provide that the Registrant must indemnify each of its directors to the fullest extent permitted under the Oregon Business Corporation Act (the "OBCA") against all liabilities incurred by the director because the director is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. To the fullest extent permitted by OBCA, the Registrant's Restated Bylaws (the "Bylaws") also require the indemnification of a director or officer and permit the indemnification of an employee or agent of the Registrant made or threatened to be made a party to a proceeding because such person is or was a director, officer, employee, or agent of the Registrant, including any predecessor to the Registrant which ceased to exist in a merger or other transaction, against all liabilities (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the director, officer, employee, or agent was in good faith; (b) the director, officer, employee, or agent reasonably believed the conduct was in the best interest of the corporation, or at least not opposed to its best interest; and (c) in the case of a criminal proceeding, the director, officer, employee, or agent is likewise entitled to indemnification, except that no indemnification shall be made, unless deemed proper by the court in which the matter is pending, if: (i) the act of omission of the director, officer, employee, or agent was not in good faith, involved intentional misconduct or knowing violation of law; (ii) the director, officer, employee, or agent received an improper personal benefit;
(iii) the director, officer, employee, or agent breached a duty of loyalty to the Registrant; or (iv) the director or officer received a distribution that is unlawful under Oregon law. Indemnification is made pursuant to these provisions upon a finding that the indemnitee has met the applicable standard of conduct, which finding must be made by a majority vote of the Board of Directors, or, in certain circumstances, by a duly designated committee of the Board of Directors, by special legal counsel, or by the shareholders of the Registrant.

         The Articles permit the Registrant to provide further indemnification rights to its directors, officers, employees, and agents as permitted by law. The Registrant has provided such additional indemnification rights to its directors, officers, employees, and agents in the Bylaws, and in indemnification agreements entered into with certain of its directors and officers.

         The effect of these provisions is potentially to indemnify the Registrant's directors from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                             Description
- --------------                             -----------
   *4.1          Restated Articles of Incorporation of the Registrant

   *4.2          Restated Bylaws of the Registrant

    5.1          Opinion of Counsel regarding legality of the Common Stock being registered

   23.1          Consent of Arthur Andersen LLP

   23.2          Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

   24.1          Power of Attorney (see Signature Page and certified resolutions of the Registrant's board of directors)

   99.1          West Coast Bancorp Director Stock Option Plan

   99.2          Form of Director Stock Option Agreement

   99.3          West Coast Bancorp Incentive Stock Option Plan

   99.4          Form of Incentive Stock Option Agreement

   99.5          West Coast Bancorp Nonqualified Stock Option Plan

   99.6          Form of Nonqualified Stock Option Agreement

_______________________________
* Incorporated by reference to Annexes 2 and 3, respectively, to Appendix 1 of the Prospectus.

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on the 25th day of May, 1995.

                                       WEST COAST BANCORP


                                       By: /s/ Cora A. Hallauer
                                           -----------------------------------
                                           Cora A. Hallauer
                                           Senior Vice President and Secretary


                               POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes and appoints Victor L. Bartruff, Rodney B. Tibbatts, Cora A. Hallauer and Donald A. Kalkofen, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 25th day of May, 1995.

          Signature                                Title
          ---------                                -----
/s/ Victor L. Bartruff            Co-President and Co-Chief Executive Officer
- ------------------------------    and Director (Co-Principal Executive Officer)
Victor L. Bartruff


/s/ Rodney B. Tibbatts            Co-President and Co-Chief Executive Officer
- ------------------------------    and Director (Co-Principal Executive Officer)
Rodney B. Tibbatts


/s/ Donald A. Kalkofen            Treasurer and Chief Financial Officer
- ------------------------------    (Principal Financial and Accounting Officer)
Donald A. Kalkofen


/s/ Lester D. Green               Chairman of the Board
- ------------------------------
Lester D. Green

 /s/ Gary D. Putnam               Vice Chairman of the Board
- ------------------------------
Gary D. Putnam


 /s/ Lloyd D. Ankeny              Director
- ------------------------------
Lloyd D. Ankeny


 /s/ Iral D. Barrett              Director
- ------------------------------
Iral D. Barrett


 /s/ Phillip G. Bateman           Director
- ------------------------------
Phillip G. Bateman


 /s/ Chester C. Clark             Director
- ------------------------------
Chester C. Clark


 /s/ Stanley M. Green             Director
- ------------------------------
Stanley M. Green


 /s/ William B. Loch              Director
- ------------------------------
William B. Loch


 /s/ Jack E. Long                 Director
- ------------------------------
Jack E. Long


 /s/ C. Douglas McGregor          Director
- ------------------------------
C. Douglas McGregor


 /s/ Robert D. Morrison           Director
- ------------------------------
Robert D. Morrison


 /s/ J. F. Ouderkirk              Director
- ------------------------------
J. F. Ouderkirk

                            SECRETARY'S CERTIFICATE



         1. I hereby certify that I am the Secretary of West Coast Bancorp, Inc., an Oregon corporation ("Bancorp"), and that I have been duly appointed and am presently serving in that capacity in accordance with the Bylaws of said Bancorp.

         2. I further certify that attached as Exhibit A is a full, true and correct copy of resolutions adopted by the Board of Directors of Bancorp on the 25th day of May, 1995.

         I further certify that said resolutions are still in full force and effect and have not been revoked or rescinded as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of the Corporation, this 13th day of June, 1995.





                                            /s/ Cora A. Hallauer
                                            -----------------------------------
                                            Cora A. Hallauer
                                            Secretary, West Coast Bancorp, Inc.

                                  RESOLUTION
                          OF THE BOARD OF DIRECTORS
                                      OF
                              WEST COAST BANCORP

                                   RECITALS
                                   --------

        The Transition Compensation Committee (the "Committee"), and the Board of Directors (the "Board") of West Coast Bancorp ("Bancorp") have reviewed and discussed a draft of a proposed Director Stock Option Plan (the "Plan").

        The Committee, with the advice and input of Bancorp's independent compensation consultants, The Wyatt Company, recommend that the Board adopt the Plan and related grant schedule.

        The Board believes it is appropriate and in the best interests of Bancorp and its shareholders to adopt the Plan and to present the Plan to shareholders for their approval at the 1995 Annual Meeting.

                                 RESOLUTIONS
                                 -----------

        RESOLVED, that the proposed Plan and related grant schedule, substantially in the form presented and with such changes discussed at this meeting, is hereby adopted, subject to shareholders approval of the Plan at Bancorp's 1995 Annual Meeting of Shareholders; and be it further

        RESOLVED, that, subject to adjustments for stock dividends, splits, etc., as provided in the Plan, 200,000 shares of Bancorp's common stock are authorized for issuance under the Plan; and be it further

        RESOLVED, that the proper officers of Bancorp, with the assistance of counsel, are hereby authorized to prepare and file with the Securities and Exchange Commission and any applicable state securities authorities, registration statements and/or notices, and any necessary amendments thereto, to register the shares of Bancorp's Common Stock which may be issued under the Plan; and be it further

        RESOLVED, that the proper officers of Bancorp are authorized and directed to do or cause to be done any and all such further acts and things, pay such filing fees, and execute and deliver any and all such further documents and papers (including appropriate stock option agreements) as, with the advice of counsel, they deem necessary and appropriate to carry out the full intent and purpose of the foregoing resolutions and to comply with all applicable provisions of law; and be it futher

        RESOLVED, that for purposes of these resolutions, the proper officers of Bancorp are Victor L. Bartruff, Rodney B. Tibbatts, Donald A. Kalkofen, and Cora Hallauer, with full power to act alone.


- ----------------------------------          -----------------------------------
Date                                        Cora Hallauer, Secretary

                                EXHIBIT INDEX


Exhibit Number                             Description
- --------------                             -----------
   *4.1          Restated Articles of Incorporation of the Registrant

   *4.2          Restated Bylaws of the Registrant

    5.1          Opinion of Counsel regarding legality of the Common Stock being registered

   23.1          Consent of Arthur Andersen LLP

   23.2          Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

   24.1          Power of Attorney (see Signature Page and certified resolutions of the Registrant's board of directors)

   99.1          West Coast Bancorp Director Stock Option Plan

   99.2          Form of Director Stock Option Agreement

   99.3          West Coast Bancorp Incentive Stock Option Plan

   99.4          Form of Incentive Stock Option Agreement

   99.5          West Coast Bancorp Nonqualified Stock Option Plan

   99.6          Form of Nonqualified Stock Option Agreement

_______________________________
* Incorporated by reference to Annexes 2 and 3, respectively, to Appendix 1 of the Prospectus.